UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 16, 2010

MEDIA TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53214	26-1703958
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

495 State Street, Suite 459, Salem, Oregon	97301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 813-1118

TOWN AND COUNTRY APPRAISAL SERVICE, INC.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     .     Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

     .     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     .     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     .     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendment to Articles of Incorporation or By-laws; Change in Fiscal Year

On May 4, 2010, the Company filed a Definitive Information Statement on Schedule 14C (“Information Statement”) to advise our stockholders of the approval of certain corporate actions taken by written consent of majority of the outstanding voting securities of the Company on April 1, 2010, which included:

(a)

the change of the Company’s name to Media Technologies, Inc.; and

(b)

the adoption of the Company’s Amended and Restated Articles of Incorporation increasing the number of shares of Common Stock which the Company is authorized to issue, to 125,000,000 shares of Common Stock, $0.001 par value per share (the “Common Stock”), and increasing the number of shares of preferred stock which the Company is authorized to issue, to 25,000,000 shares of Preferred Stock, $0.001 Par Value per share (the “Preferred Stock”).

The Amended and Restated Articles of Incorporation were filed with the Nevada Secretary of State on May 25, 2010.

On June 15, 2010, the Company was notified by FINRA that it had received all necessary documentation to process the name change and that the corporate action will become effective at the opening of business on June 16, 2010.

The Company’s symbol will remain the same “TWYA.”

Item 9.01 Financial Statements and Exhibits

The following exhibits are either filed as a part hereof.

Exhibit 3.03 Amended and Restated Articles of Incorporation dated May 25, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TOWN AND COUNTRY APPRAISAL SERVICE INC.

Dated: June 16, 2010

/s/ J. Michael Heil

By: J. Michael Heil

Its: President and CEO